Exhibit 99.1

Verano Secures US $75,000,000 Revolving Credit Facility

Company draws US $50,000,000 to retire US $50,000,000 of its existing senior secured credit facility

CHICAGO, October 1, 2025 (GLOBE NEWSWIRE) — Verano Holdings Corp. (Cboe CA: VRNO) (OTCQX: VRNOF) (“Verano” or the “Company”), a leading multi-state cannabis company, today announced the closing of a credit agreement agented by Chicago Atlantic Admin, LLC, with participation from a regional bank, to provide the Company a revolving credit facility (the “Revolver”) of US $75,000,000. Upon closing the Revolver, the Company drew US $50,000,000 to pay down US $50,000,000 of higher interest rate debt from its existing senior secured credit facility without incurring any prepayment penalty, with the remaining US $25,000,000 being available to fund strategic initiatives.

The Revolver, which is secured by selected real estate, provides Verano a range of benefits including lower cost debt, payoff and redraw flexibility, and optionality to have certain real estate released as collateral under the Revolver.

“Closing the $75 million revolving credit facility demonstrates our focus on fortifying the balance sheet, accessing lower cost debt, and leveraging our owned real estate to strengthen our foundation and position Verano to take advantage of future opportunities,” said George Archos, Verano founder and Chief Executive Officer. “We view today’s closing as another important step forward in executing our capital and finance strategy that will benefit Verano, our employees and shareholders in the long-term, and we look forward to making continued progress as we explore opportunities in the market.”

Details of the Revolver are as follows:

●	A floating annual interest rate on amounts drawn equal to SOFR[1] plus 6% (subject to a 4% SOFR floor).
●	No required amortization payments over the course of the Revolver.
●	Matures on September 29, 2028, allowing for repayment at any time in US $2,500,000 increments, subject to an interest-only make-whole if repaid before the six-month anniversary of funding.
●	The proportionate release of certain real estate upon request and so long as the outstanding principal balance under the Revolver does not exceed 60% of the appraised value of the remaining pledged real estate.

“Chicago Atlantic is proud to support Verano with this flexible financing solution which reflects Verano’s strength across its markets,” noted Peter Sack, Managing Partner of Chicago Atlantic. “Revolving credit facilities are common financial solutions outside of the cannabis industry, and Verano’s revolver is what we believe to be the largest such facility among US operators in the history of the industry, granting the Company the dynamic ability to deploy and reduce higher-cost leverage as needed.”

1 SOFR refers to the Secured Overnight Financing Rate

For more information on Verano, and to access product images, logos and video available for download, please visit the Company’s Investor website and Media Kit (credit: “Courtesy of Verano”).

About Verano

Verano Holdings Corp. (Cboe CA: VRNO) (OTCQX: VRNOF), one of the U.S. cannabis industry’s leading companies based on historical revenue, geographic scope and brand performance, is a vertically integrated, multi-state operator embracing a mission of saying Yes to plant progress and the bold exploration of cannabis. Verano provides a superior cannabis shopping experience in medical and adult use markets under the Zen Leaf™ and MÜV™ dispensary banners, including Cabbage Club™, an innovative annual membership program offering exclusive benefits for cannabis consumers. Verano produces a comprehensive suite of high-quality, regulated cannabis products sold under its diverse portfolio of trusted consumer brands including Verano™, (the) Essence™, MÜV™, Savvy™, BITS™, Encore™, and Avexia™. Verano’s active operations span 13 U.S. states, comprised of 15 production facilities with over 1.1 million square feet of cultivation capacity. Learn more at Verano.com.

About Chicago Atlantic

Chicago Atlantic is a private markets alternative investment manager focused on industries and companies where demand for capital exceeds traditional supply. The firm’s investment strategies include opportunistic private credit and equity with focuses on loans to esoteric industries, specialty asset-based loans, liquidity solutions and growth and technology finance. Chicago Atlantic has closed over $2.8 billion in credit facilities. Chicago Atlantic’s team of over 95 professionals has offices in Chicago, Miami, New York and London. For more information on Chicago Atlantic’s investment opportunities and financing products, visit chicagoatlantic.com.

Media:

Verano
Steve Mazeika
VP, Communications
Steve.Mazeika@verano.com

Investors:

Investors@verano.com

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding future events, plans, strategies, or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “future”, “scheduled”, “estimates”, “forecasts”, “projects,” “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein, including, without limitation, the risk factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2024 and any subsequent quarterly reports on Form 10-Q, in each case, filed with the U.S. Securities and Exchange Commission at www.sec.gov. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information or forward-looking statements that are contained or referenced herein, except as may be required in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice regarding forward-looking information and statements.

+++